Exhibit 99.1

IFF Announces Closure of Fragrances Ingredients Plant in Augusta, Georgia

Production to be Consolidated into Existing Ingredients’ Facilities

New York, NY, May 3, 2013 – International Flavors & Fragrances Inc. (NYSE:IFF), a leading global creator of flavors and fragrances for consumer products, today announced its intention to close its Fragrances Ingredients manufacturing facility in Augusta, Georgia by July 2014 and to consolidate production into existing IFF Ingredients facilities. The closing of the Augusta plant will improve efficiencies within the Ingredients manufacturing network, thereby supporting the company’s objective to ensure operations are cost-efficient and competitive.

“Providing innovative and cost-effective ingredients for use in our Fragrance Compounds business is our number one priority and is critical to our ability to create winning solutions for our customers,” said Nicolas Mirzayantz, Fragrances Group President. “Our Fragrance Ingredients business supplies our Fine Fragrance and Beauty Care and Functional Fragrances categories with differentiated and captive ingredients that provide us with a strategic and competitive advantage, and enable our perfumers to create winning consumer fragrances for our customers’ brands.”

Mr. Mirzayantz continued, “With a changing competitive environment, we have decided to streamline those parts of our business that support lower value-added, commodity-like ingredients and remain focused on those areas that are more value-enhancing. Based on our ongoing business review, this is one of several actions we are taking to improve the competitiveness of our Fragrance Ingredients business, and to position our overall Fragrances business for long-term profitable growth.”

Rob Edelman, Senior Vice President Fragrance Ingredients added, “While market forces clearly dictate the optimization of Ingredients’ production, we do not make decisions such as this lightly. We value our employees and will do everything possible to treat them with fairness and sensitivity. Moving production to existing Ingredients plants creates synergies for IFF that will improve customer service levels while we continue to invest for the future.”

About IFF

International Flavors & Fragrances Inc. (NYSE: IFF) is a leading global creator of flavors and fragrances used in a wide variety of consumer products. Consumers experience these unique scents and tastes in fine fragrances and beauty care, detergents and household goods, as well as beverages, sweet goods and food products. The Company leverages its competitive advantages of consumer insight, research and development, creative expertise, and customer intimacy to provide customers with innovative and differentiated product offerings. A member of the S&P 500 Index, IFF has more than 5,700 employees working in 32 countries worldwide. For more information, please visit our website at www.iff.com.

IFF ANNOUNCES CLOSURE OF AUGUSTA PLANT

Cautionary Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” under the Federal Private Securities Litigation Reform Act of 1995, including statements regarding (i) the expected closing of IFF’s Augusta, Georgia manufacturing facility and consolidation of production into other IFF facilities; (ii) expected improvement in efficiencies within the Ingredients system resulting from the closing of the Augusta, Georgia manufacturing facility; (iii) expected improvements in the competitiveness of the Ingredients business and long-term profitable growth of the Fragrances business; and (iv) expected improvements in customer service resulting from the closing of the Augusta, Georgia manufacturing facility. These statements are based on management’s current expectations and assumptions regarding IFF’s business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. IFF’s actual results may differ materially from those contemplated by the forward-looking statements included in this release, and we wish to caution you against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the economic climate for IFF’s industry and demand for its fragrance ingredients, the ability of IFF to successfully close its manufacturing facility and transfer production to other facilities, unexpected or unforeseen costs associated with the closing of the Augusta, Georgia manufacturing facility, changes in consumer preferences, IFF’s ability to meet consumer demands, and other factors contained in the “Risk Factors” section of IFF’s Annual Report on Form 10-K filed with the SEC on February 26, 2013 and subsequent filings with the SEC. IFF assumes no responsibility to update forward-looking statements or to adapt them to future events or developments after the date of this release.

Contacts:

Investors:

Shelley Young

212-708-7271

Shelley.Young@iff.com

Media:

Denise Gillen

212-515-7308

Denise.Gillen@iff.com